UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                  CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

               Date of Report (date of earliest event reported):
                                 March 14, 2005


                           ALLEGHENY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


       West Virginia                000-50151                22-3888163
      (State or other        (Commission File Number)      (I.R.S. Employer
       jurisdiction                                       Identification No.)
     of incorporation)

                              300 North Main Street
                                  P.O. Box 487
                          Franklin, West Virginia 26807
                  (Address of Principal Executive Offices, Zip Code)

       Registrant's telephone number, including area code: (304) 358-2311


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      Allegheny Bancshares, Inc. (the "company") has hired L. Kirk Billingsley, CPA, age 44, to serve as the company's Vice President of Finance and Chief Financial Officer. Mr. Billingsley will also serve in these capacities with Pendleton County Bank, the company's wholly-owned subsidiary. Mr. Billingsley's base salary will be $72,500 per year, and he will be entitled to receive those benefits that are available to the company's employees generally. The company does not anticipate entering into a written employment agreement with Mr. Billingsley. Prior to joining the company, Mr. Billingsley was employed by Bluegrass Valley Bank for six years and prior to that time he was employed at First Citizens Bank in Monterey, Virginia.


                                   Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  March 16, 2005                    Allegheny Bancshares, Inc.

                                          By: /s/ William A. Loving, Jr.
                                          ------------------------------------
                                          William A. Loving, Jr.
                                          Executive Vice President and
                                          Chief Executive Officer